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                                                                  Exhibit (3)(a)

                           THIRD RESTATED CERTIFICATE
                         OF INCORPORATION OF ONEOK INC.


         ONEOK Inc., a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is ONEOK Inc., formerly Oklahoma Natural Gas Company. The date of the filing of its original Certificate of Incorporation was November 10, 1933, the date of the filing of its first Restated Certificate of Incorporation was June 23, 1973, and the date of the filing of its Second Restated Certificate of Incorporation was May 11, 1984.

2. This Third Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Second Restated Certificate of Incorporation of this Corporation, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Third Restated Certificate of Incorporation.

3. This Third Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

4. The text of the Second Restated Certificate of Incorporation as amended or supplemented is hereby restated without further amendments or changes to read as herein set forth in full:

                                     FIRST

         The name of the Corporation is ONEOK Inc.

                                     SECOND

         The principal office or place of business of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its resident agent is The Corporation Trust Company and the address of said resident agent is 1209 Orange Street, Wilmington, Delaware.

                                     THIRD

         The nature of the business of the Corporation and the objects and purposes to be transacted, promoted and carried on by it are as follows:





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1.       To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

2. To manufacture, design, construct, own, use, buy, sell, lease, hire and deal in and with articles and property of all kinds and to render service of all kinds.

3.       To engage in the general conduct of a public utility business.

         In connection with the foregoing, to have all powers necessary or incident thereto, including, but not limited to, the following, viz:

         (a) To prospect for, mine, dig or drill for, or otherwise obtain, natural gas, casinghead gas, petroleum, rock or carbon oils, and other mineral solutions and substances of every nature and description;

         (b) To manufacture, produce, generate, acquire, refine and prepare for market natural or artificial gas, casinghead gas, casinghead gasoline, crude oil or any product or by-product thereof, in the crude or refined condition, for light, heat, power and other purposes, and to sell, transport, distribute and supply the same to cities, towns and villages and the inhabitants thereof, and to individuals, companies, corporations, joint stock companies, syndicates, partnerships and associations of every kind and nature;

         (c) To lay, construct, build, maintain, operate, purchase or otherwise acquire, or obtain the use of, to mortgage, pledge or otherwise encumber, and to sell, lease, and otherwise dispose of, and generally to deal in, conduits, pipes, pipe lines or tubing, including transmission and distributing lines, storage tanks, tank cars, pumping stations, compressor stations, steam plants, oil plants, gasoline plants and casinghead gas plants, and all other means of conveyance, transportation, refining and storage used or useful for the purpose of transporting, distributing and storing gas, oil, casinghead gas or casinghead gasoline, and all products and by-products thereof;

         (d) To purchase or otherwise acquire, or obtain the use of, and to hold, maintain, develop, deal in, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of or turn to account gas and oil lands, and all other lands and leaseholds, and any interests, estates and rights in real property, and any rights, licenses and privileges appurtenant to such property; to purchase,





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                 erect, construct, make, improve and operate or aid or
                 subscribe for the erection, construction, making, improvement and operation of refineries, buildings, plants, factories, stores, shops, offices, warehouses, mills and facilities of every kind and character and any and all other structures and erections of every description upon such property, or which may appertain thereto, or which may be necessary, useful, convenient or appropriate in connection therewith or with the business of the Corporation or of any corporation, association, co-partnership or individual in which the Corporation shall be in any manner interested, including railways, tramways, telegraph and telephone lines and all other plant and equipment necessary or convenient in the prosecution of the business of the Corporation;

         (e) To purchase or otherwise acquire, and to obtain the use of, to own, use, deal in, pledge and otherwise encumber, and to sell, lease, exchange or otherwise dispose of, machinery, equipment, rolling stock, appliances, tools and other articles and materials necessary or useful in any branch of the business of the Corporation, together with other property, real, personal or mixed, of every nature and description;

         (f) To own, lease or otherwise acquire stores, and to do a general merchandise business, to engage in any manufacturing, trading, mercantile or commercial business, enterprise, venture or pursuit of any kind or character whatsoever, which is or may appear necessary, useful, convenient or appropriate in connection with any of the purposes and objects of the Corporation, and to that end or for the purpose of investment or otherwise, to acquire, lease, hold, own and dispose of or turn to account any and all property, real, personal or mixed, assets, stocks, bonds, and rights of any and every kind, and to acquire, conduct, manage, operate or control the whole or any part of any such business conducted, managed, operated or controlled by any other corporation, association, co-partnership or individual;

         (g) To purchase, acquire, sell, hold, exchange, pledge, hypothecate, deal in and dispose of stocks, bonds, notes, debentures or other evidences of indebtedness and obligations and securities of, and shares or other interests in, any corporation, company, joint stock association, fixed or other trust or other association, domestic or foreign, or of any domestic or foreign state, government, or governmental authority or of any political or administrative subdivision or department thereof, and certificates or receipts of any kind





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                 representing or evidencing any interest in any such stocks, bonds, notes, debentures, evidences of indebtedness, obligations or securities; to issue its own shares of stock, bonds, notes, debentures or other evidences of indebtedness and obligations and securities for the acquisition of any such stocks, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates and receipts purchased or acquired by it, and, while the owner or holder of any such stocks, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates and receipts, to exercise all the rights, powers and privileges of ownership in respect thereof, including the right to vote thereon for any and all purposes;

         (h) To adopt, apply for, obtain, register, purchase, lease, take assignments or licenses of or otherwise acquire, or obtain the use of and to hold, protect, own, use, develop, introduce and otherwise dispose of, and to sell, assign, lease, grant licenses or other rights in respect to, make contracts concerning or otherwise deal with, dispose of or turn to account, any and all copyrights, trademarks, trade names, brands, labels, patent rights, letters patent and patent applications of the United States of America or of any other country, government or authority, and any inventions, improvements, processes, formulae, mechanical and other combinations, licenses and privileges, whether in connection with or secured under letters patent or otherwise, and to carry on any business, whether manufacturing or otherwise, which is or may be necessary, convenient, advisable or adaptable for the utilization by the Corporation in any way, directly or indirectly, of such letters patent and patent applications, trademarks, trade names, copyrights and pending applications therefor, inventions, improvements, processes, formulae, mechanical and other combinations, licenses and privileges;

         (i) To organize and to promote, and to facilitate the organization and promotion of subsidiary corporations, and to convey, transfer or assign all or any part of its assets to any subsidiary corporation or corporations in exchange for shares of the capital stock or other securities of such subsidiary corporation or corporations, or otherwise;

         (j)     To aid by the lending of money or in any other manner
                 whatsoever, any corporation, association,                co-
                 partnership or individual in whose business the Corporation may be in any way interested or any of





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                 whose properties, including shares or capital stock, bonds or other obligations or securities are held by the Corporation or in which it is in any way interested, and to do any acts or things which are or may appear necessary, useful, convenient or appropriate for the preservation, protection, improvement or enhancement of the value of any such business or property, or for the promotion of any such interest of the Corporation;

         (k) To guarantee the payment of any bonds or other obligations of any corporation, in which the Corporation shall own a majority of the capital stock, and to guarantee the performance and fulfillment of any contracts or obligations made or entered into by any such corporation;

         (l) To enter into, make and perform contracts of every sort and description with any person, firm, association, corporation, municipality, body politic, county, state or government or colony or dependency thereof;

         (m) To acquire its own bonds or other obligations or shares of its capital stock and to resell or otherwise dispose of the same from time to time to such extent and in such manner and upon such terms as the Board of Directors may deem expedient;

         (n) To borrow or raise money for any of the purposes of the Corporation, to issue bonds, debentures, notes or other obligations of any nature or in any manner for moneys so borrowed without limit as to amount, and if and to the extent so determined to secure the principal thereof, and the interest thereon, by mortgage or granting of a charge upon, or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, including contract rights either at the time owned or thereafter acquired or in any other manner;

         (o) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, to pay for the same in cash or stock or bonds of the Corporation or otherwise to hold, utilize, or in any manner dispose of the whole or any part of the rights and properties so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired;





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         (p)     Specifically, and without limiting the generality of any other power or powers contained herein, to acquire the properties, issue the securities, enter into the agreements, assume the obligations, and perform the acts, contemplated to be acquired, issued, entered into, assumed and performed, respectively, by the New Company under the Oklahoma Natural
                 Gas Corporation Plan and Agreement of Reorganization, dated September 21, 1933;

         (q) To conduct its business in all or any of its branches in the State of Delaware, except as hereinafter expressly limited, and in any or all other States, territories, possessions, colonies and dependencies of the United States of America and in the District of Columbia, and in any or all foreign countries; to have one or more offices within or out of the State of Delaware; and to carry on all or any of its operations and business without restriction or limit as to amount; and to hold, purchase, mortgage and convey real and personal property within and without the State of Delaware;

         (r) To carry out all or any part of the foregoing objects and purposes as principal, agent, contractor or otherwise, either alone or in conjunction with any person or persons, firms, associations, or corporations and in any part of the world, and in carrying on any of its business and for the attainment or furtherance of any of its objects and purposes to make and perform such agreements and contracts of any kind and description, and to do such acts and things and to exercise any and all such powers as a natural person could lawfully make, perform, do or exercise and, as aforesaid, to do anything and everything which is or may appear necessary, useful, convenient or appropriate for the attainment, furtherance or exercise of any of its purposes, objects or powers if not inconsistent with the laws of the State of Delaware; but the Corporation shall not by any implication or construction be deemed to possess the power of constructing, maintaining and operating public utilities within the State of Delaware, and nothing in all the purposes, objects and powers hereinbefore stated shall be construed to give the Corporation any rights, powers or privileges not permitted by the laws of the State of Delaware to corporations organized under the laws of the State of Delaware.

         The specification herein contained of particular powers of the Corporation is not in limitation, but rather in furtherance of the powers granted to the Corporation under the laws of the





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State of Delaware under and in pursuance of the provisions of which the
Corporation is formed, it being intended that the Corporation shall be authorized to do or cause to be done all things permitted by any statute or law of the State of Delaware applicable to the Corporation and incidental to its business.

                                     FOURTH

         The minimum amount of capital with which the Corporation will begin business is One Thousand Dollars ($l,000). The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty Three Million Three Hundred Forty Thousand (63,340,000) of which Three Hundred Forty Thousand (340,000) shares are to be Preferred Stock of the par value of Fifty Dollars ($50) per share, Three Million (3,000,000) shares are to be Preference Stock without par value, and Sixty Million (60,000,000) shares are to be Common Stock without par value. A statement of the designations of the different classes of stock of the Corporation and of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and of the powers conferred upon the Board of Directors with respect to the creation of series of the Preferred Stock and of limitation of variations between such series is as follows:

                           DIVISION A-PREFERRED STOCK

1. Series. The shares of the Preferred Stock may be divided into and issued in series, from time to time, as herein provided. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series. The initial series of the Preferred Stock shall be designated as Preferred Stock, Series A. All shares of the Preferred Stock of all series shall be of equal rank and all shares of any particular series of the Preferred Stock shall be identical except as to the date or dates from which dividends thereon shall be cumulative, as provided in the next paragraph hereof entitled "Dividends." The shares of the Preferred Stock of different series, subject to any applicable provision of law, may vary as to the following terms, which shall be fixed in the case of each such series, at any time prior to the issuance of the shares thereof, in the manner hereinafter in this paragraph 1 provided:

         (a) The annual dividend rate (within such limits as shall be permitted by law) for the particular series and the date from which such dividends shall be cumulative on all shares of such series issued on or prior to the record date for the first dividend for such series;

         (b) The redemption price or prices, if any, for the particular series;





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         (c)     The amount or amounts per share for the particular series
                 payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which may be different for voluntary and involuntary liquidation, dissolution or winding up;

         (d) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the particular series; and

         (e) The conversion, participating or other special rights, and the qualifications, limitations or restrictions thereof, if any, of the particular series.

                 The Board of Directors of the Corporation may, at any time or from time to time, within the then total authorized number of shares of the Preferred Stock of all series, increase the authorized number of shares of any series of the Preferred Stock or of any Preferred Stock which is not part of a then existing series, establish or reestablish any unissued shares of the Preferred Stock as shares of the Preferred Stock of any series or as Preferred Stock which is not part of a then existing series, create one or more additional series of the Preferred Stock, fix the authorized number of shares of any series (which number of shares shall be subject to change from time to time by like action), and fix the designations and the terms of any series of the Preferred Stock in the respects in which the shares of any series may vary from the shares of other series of the Preferred Stock as hereinbefore in this paragraph 1 provided.

         A.      PREFERRED STOCK, SERIES A

                 (1) That One Hundred Eighty Thousand (180,000) shares of such series Preferred Stock authorized shall be designated as Preferred Stock, Series A; (2) the annual dividend rate for such Preferred Stock, Series A, payable as provided in the Certificate of Incorporation, as amended, shall be $2.375 per share and that the date from which such dividends shall be cumulative shall be February 15, 1944; (3) the redemption price for the Preferred Stock, Series A, shall be $55 per share if redeemed prior to February 1, 1949, $54 per share if redeemed on February 1, 1949 or thereafter prior to February 1, 1954, and $53 per share if redeemed on or after February 1, 1954, in each case together with a sum computed at the said annual dividend rate from the date from which dividends thereon became cumulative to the date fixed for such redemption, less the aggregate of the dividends





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                 theretofore or on such date paid thereon or declared and set apart for payment thereon, all as provided in said Certificate of Incorporation, as amended; and (4) the amount per share payable on the Preferred Stock, Series A, before any payment on the Common Stock (a) in the event of any voluntary liquidation, dissolution or winding up or any reduction of capital resulting in any distribution of assets to the stockholders shall be the amount per share at which such stock could at the time be redeemed, and (b) in the event of any involuntary liquidation, dissolution or winding up, shall be Fifty Dollars ($50) per share, together with a sum computed at the said annual dividend rate from the date from which dividends thereon became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon or declared and set apart for payment thereon, all as provided in the Certificate of Incorporation, as amended.

2. Dividends. The holders of shares of each series of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, out of the assets of the Corporation available for dividends, cumulative preferential dividends in preference to dividends on the Common Stock, at the annual dividend rate for the particular series fixed therefor, as herein provided, payable quarterly on the fifteenth day of February, May, August and November in each year to the stockholders of record on the respective dates, not exceeding forty (40) days preceding such dividend payment date, fixed for the purpose by the Board of Directors. No dividend shall be declared on any series of the Preferred Stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of the Preferred Stock, at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The term "quarter-yearly dividend period" shall mean the quarter-yearly period ending on the fifteenth day of February, May, August and November, respectively, in each year. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

         (a) If issued on or prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefor as herein provided;





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         (b)     If issued during the period commencing immediately after a record date for a dividend and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

         (c) Otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

         so that unless dividends on all outstanding shares of each series of the Preferred Stock at the annual dividend rate and from the dates for accumulation thereof fixed as herein provided shall have been paid or declared and set apart for payment for all past quarter-yearly dividend periods, but without interest on accrued dividends, no dividends shall be paid or declared and no other distribution shall be made on the Preference Stock or the Common Stock, and no Preference Stock or Common Stock shall be purchased or otherwise acquired for value by the Corporation. Any accumulation of dividends on the Preferred Stock shall not bear interest. The holders of the Preferred Stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph 2.

3. Preference on liquidations, etc. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any reduction of its capital resulting in any distribution of assets to its stockholders, the holders of all shares of each series of the Preferred Stock at the time outstanding shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings, available for distribution to its stockholders, before any amount shall be paid to the holders of the Preference Stock and the Common Stock, the amount for the shares of the particular series fixed therefor as herein provided, together with a sum in the case of each such share of each series, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative, to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon or declared and set aside for payment thereon; but no payments on account of such distributive amounts shall be made to the holders of shares of any series of the Preferred Stock unless there shall likewise be paid at the same time to the holders of the shares of each other series of the Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. If the assets of the Corporation available for distribution to the holders of the Preferred





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         Stock shall be insufficient to permit the payment in full of the sums payable as aforesaid to the holders of the Preferred Stock upon any such liquidation, or dissolution or winding up or reduction, then all such assets of the Corporation shall be distributed ratably among the holders of the Preferred Stock according to the amounts which they respectively would be entitled to receive if such assets were sufficient to permit the payment in full of said sums. The purchase or redemption by the Corporation of shares of any class of stock in any manner permitted by law, shall not, for the purpose of this paragraph 3, be regarded as a liquidation, dissolution or winding up of the Corporation or a reduction of its capital; provided that the Corporation shall not, so long as any shares of Preferred Stock remain outstanding, purchase or redeem any shares of stock otherwise than from earned surplus or net profits of the Corporation at the time available for the payment of dividends on its Common Stock or from the proceeds of the sale of stock of any class subordinate to the Preferred Stock, both as to dividends and assets, received within a period of six (6) months prior to such purchase or redemption.
         Nothing in this paragraph 3 contained, however, shall prevent the Corporation from acquiring its Preferred Stock for retirement by exchange therefor of Common Stock of the Corporation. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph 3. A dividend or distribution to stockholders from net profits or surplus earned after the date of the reduction of capital, or the purchase or redemption of any class of stock by the application of such net profits or surplus, shall not be deemed to be a distribution resulting from any such reduction. The holders of the Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this paragraph 3.

4. Redemption. The Corporation, by action of its Board of Directors, may redeem the whole or any part of any series of the Preferred Stock which by its terms shall be redeemable, at any time or from time to time, at the redemption price or prices of the shares of the particular series fixed therefor as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore





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         or on such redemption date paid thereon or declared and set apart for payment thereon. Notice of the election of the Corporation to redeem any of the Preferred Stock shall be given by the Corporation by mailing a copy of such notice, postage prepaid, not less than thirty
         (30) nor more than ninety (90) days prior to the date designated therein as the date for such redemption, to the holders of record on the date of such mailing of the shares of the Preferred Stock to be redeemed, addressed to them at their respective addresses appearing on the books of the Corporation. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Corporation shall select by lot or pro rata, in such reasonable manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the shares of Preferred Stock shall be redeemed from time to time. On and after the date specified in such notice, each holder of shares of Preferred Stock called for redemption as aforesaid, upon presentation and surrender at the place designated in such notice, of the certificates for such shares of Preferred Stock held by him, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank (if required by the Corporation) and bearing all necessary transfer stock tax stamps thereto affixed and canceled, shall be entitled to receive therefor the redemption price thereof. From and after the date of redemption specified in such notice (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price) all dividends upon the Preferred Stock so called for redemption shall cease to accrue and, from and after said date (unless default shall be made by the Corporation as aforesaid), or if the Corporation shall so elect, from and after the date specified therefor in the notice of redemption (prior to the date of redemption so specified) on which the Corporation shall provide the moneys for the payment of the redemption price by depositing the amount thereof with a bank or trust company doing business in the Borough of Manhattan, City and State of New York, having a capital and surplus of at least Five Million Dollars ($5,000,000), all rights of the holders of the shares so called for redemption as stockholders of the Corporation, except only the right to receive the redemption price then due and the right to exercise any conversion right applicable to any of such shares, shall cease and determine. The Corporation may also from time to time repurchase shares of its Preferred Stock at not exceeding the redemption price thereof. The Corporation shall not, however, at any time redeem or repurchase, except in accordance with an offer (which may vary with respect to shares of different series)





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         made to all holders of shares of Preferred Stock, less than the whole of its then outstanding Preferred Stock, unless full cumulative dividends, to such date of redemption or repurchase if the same be a quarterly dividend payment date, or to the next preceding quarterly dividend payment date if such date of redemption or repurchase is not a quarterly dividend payment date, upon all shares of the Preferred Stock then outstanding, and not to be then redeemed or repurchased, shall have been paid or declared and set aside for payment. All shares of Preferred Stock at any time so redeemed or repurchased may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed of at any time or from time to time to the extent and in the manner now or hereafter permitted by law, subject, however, to the limitations imposed upon the issue of Preferred Stock provided for in subparagraph (c) of paragraph 2 of Division D of this Article FOURTH.

5. Right to Amend and Reclassify Stock and Create New Classes of Stock. From time to time, and without limitation of other rights and powers of the Corporation as provided by law, the Corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Common Stock or of any other class of stock of the Corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of the Corporation, upon the vote, given at a meeting called for that purpose, of the holders of a majority of the shares of stock then entitled to vote thereon, or upon such other vote of such holders as may then be provided by law; provided that the consent of the holders of shares of the Preferred Stock (or of any series thereof) required by the provisions of paragraph 2 of Division D of this Article FOURTH, if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of shares of the Common Stock shall not be subject to amendment, alteration, change or repeal without the consent (given in writing or by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Common Stock then outstanding.

                          DIVISION B-PREFERENCE STOCK

         Of the authorized stock of the Corporation there shall be a class, to consist of Three Million (3,000,000) shares, designated as "Preference Stock," that may be divided into and issued in series, which shall rank junior to the Preferred Stock in respect of and amounts payable upon any dissolution, liquidation or winding up of the Corporation, and which shall otherwise have the terms and provisions hereinafter provided in this section.

1. Designation. Each series of such Preference Stock shall be so designated, in the manner hereinafter provided, as to distinguish the shares thereof from the shares of all other series and classes.

2. Dividend Rights. Dividends in full shall not be paid or set apart for payment on any series of Preference Stock for any dividend period unless dividends in full have been or are contemporaneously paid or set apart for payment on all outstanding shares of all series of Preference Stock for such dividend period and for all prior dividend periods. When the specified dividends are not paid in full on all series of Preference Stock, the shares of each series of Preference Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were paid in full. So long as any shares of Preference Stock are outstanding, no dividends shall be declared or paid or set apart for, nor any other distribution made in respect of, the shares of Common Stock (other than dividends or distributions payable in shares of Common Stock), nor any sums applied to the purchase, redemption or other retirement of Common Stock (other than in exchange for or from the proceeds of sale of other shares of Common Stock), unless full dividends on all shares of Preference Stock of all issues outstanding, and on all outstanding stock of any class ranking as to dividends prior to the Preference Stock, for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be declared. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. Unpaid accrued dividends on the Preference Stock shall not bear interest.

3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of Preference Stock shall be entitled to receive, for each share thereof, such amount as shall be provided for shares of such series in the manner hereinafter set forth, before any distribution of the assets shall be made to the holders of shares of Common Stock; but the holders of Preference Stock shall be entitled to no further participation in such distribution. A consolidation or merger of the Corporation or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or any purchase or redemption of stock of the Corporation of any series of Preference Stock (or of any class ranking as to dividends prior to the Preference Stock) shall not be deemed a dissolution, liquidation or winding up of the Corporation within the meaning of this paragraph.

4. Voting Rights. The holders of Preference Stock shall be entitled to vote (i) as provided in subparagraph (a) to paragraph 1 of Division D of this Article FOURTH, (ii) as provided in paragraph 5 of this Division B and (iii) as may from time to time be required by the laws of the State of Delaware. No consent of any of the holders of any series of Preference Stock specified in (ii) of this paragraph 4 shall be required, if provision is made for the redemption of all shares of such series of Preference Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the purchase, redemption or other retirement of all shares of such series of Preference Stock at the time outstanding.

5. Restrictions on Corporate Action. So long as any Preference Stock is outstanding, the Corporation shall not, without the consent (given in writing without a meeting or by vote in person or by proxy at a meeting called for the purpose) of the holders of at least a majority of the aggregate number of shares of all series of Preference Stock entitled to vote thereon, (i) create or authorize any shares of any class of stock ranking as to dividends or assets prior to the Preference Stock, except Preferred Stock, or any obligation or security convertible into stock ranking as to dividends or assets prior to the Preference Stock, except Preferred Stock, or (ii) amend, change or repeal any of the express terms of the Preference Stock outstanding in any manner adverse to the holders thereof, except that if such amendment, change or repeal is adverse to the holders of less than all series of Preference Stock, the consent of only the holders of a majority of the aggregate number of shares of the series thereof entitled to vote thereon and so affected shall be required.

6. Other Rights and Preferences. All shares of Preference Stock shall be identical except that there may be variations between different series of Preference Stock with respect to (1) the rate of dividend; (2) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (3) the amount payable upon shares in event of voluntary or involuntary liquidation, dissolution or winding up; (4) sinking or purchase fund provisions, if any, for the redemption or purchase of shares; and (5) the terms and conditions, if any, on which shares may be converted. The Board of Directors shall have authority, within the limitations set forth herein and imposed by law, and subject to restrictions contained in this Certificate of Incorporation to fix and determine the relative rights and preferences of the shares of any series established by the Board of Directors to the extent that such relative rights and preferences are not established by this Certificate of Incorporation.

7. Procedure for Establishment of Series of Preference Stock. In order for the Board of Directors to establish a series of Preference Stock they shall adopt a resolution setting forth the designation of the series and fixing and determining the relative rights and preferences thereof to the extent that such relative rights and preference are not established by this Certificate of Incorporation.

         A.      SERIES A PARTICIPATING PREFERENCE STOCK

                 (1) Designation and Amount. The shares of such series shall be designated as "Series A Participating Preference Stock" without par value, and the number of shares constituting such series shall be Two Hundred Thousand (200,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preference Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

                 (2)      Dividends and Distributions.

                          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock of the Corporation and any other stock of the Corporation whereby its terms ranks prior to the Series A Participating Preference Stock, the holders of shares of Series A Participating Preference Stock in preference to the holders of shares of Common Stock, without par value (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preference Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) One Dollar ($1.00), or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preference Stock. In the event the Corporation shall at any time after March 31, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preference Stock where entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preference Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of One Dollar ($1.00) per share on the Series A Participating Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preference Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

                 (3) Voting Rights. In addition to such other voting rights as are set forth in the Certificate of Incorporation of the Corporation and except as otherwise provided by law, each share of Series A Participating Preference Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation, and the holders of shares of Series A Participating Preference Stock and the holders of shares of Common Stock generally shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                 (4) Reacquired Shares. Any shares of Series A Participating Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                 (5)      Liquidation, Dissolution or Winding up.

                          (A)     Upon any liquidation (voluntary or
                                  otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preference Stock unless, prior thereto, the holders of shares of Series A Participating Preference Stock shall have received per share, the greater of one hundred (100) times Fifty Dollars ($50) or one hundred (100) times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preference Stock.

                          (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preference Stock, if any, then such remaining assets shall be distributed ratably to the holders of all series of Preference Stock. The amount available to be distributed hereunder to the holder of Common Stock shall be distributed ratably to the holders of Common Stock.

                          (C) In the event the Corporation shall at any time after the Rights Declaration Date

                                  (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
                                  (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (6) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preference Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provisions for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preference Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                 (7) Redemption. The shares of Series A Participating Preference Stock shall not be redeemable.

                 (8) Ranking. The Series A Participating Preference Stock shall rank on a parity with all other series of the Corporation's Preference Stock as to the payment of dividends and the distribution of assets.

                 (9) Fractional Shares. Series A Participating Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preference Stock.

                            DIVISION C-COMMON STOCK

1. Dividends. Out of the assets of the Corporation available for dividends remaining after full cumulative dividends on the Preferred Stock and the Preference Stock shall have been paid or declared and sums sufficient for the payment thereof set apart, in accordance with Divisions A and B of this Article FOURTH, and after making such provision, if any, as the Board of Directors may deem necessary for working capital and reserves, then, and not otherwise, dividends may be paid upon the Common Stock to the exclusion of the Preferred Stock and the Preference Stock.

2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital resulting in any distribution of its assets to its stockholders, after there shall have been paid or set aside for the holders of the Preferred Stock and the Preference Stock the full preferential amounts to which they are entitled under the provisions of Divisions A and B of this Article FOURTH, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders.

                         DIVISION D-GENERAL PROVISIONS

1.       Voting Power.

         (a) The holders of the Series Preferred Stock, the Series Preference Stock and Common Stock shall have full voting power for the election of Directors and for all other purposes, one vote per share for the Common Stock, two votes per share for the Series Preferred Stock and one vote per share for the Series Preference Stock, except as herein otherwise provided, and unless otherwise provided by law.

         (b) If and when dividends payable on the Preferred Stock shall be in default in an amount equivalent to or exceeding eight (8) full quarter-yearly dividends on all shares of all series of the Preferred Stock then outstanding, and until all dividends in default shall have been paid or declared and set apart for payment, the holders of all shares of the Preferred Stock, voting separately as one class, shall, unless otherwise provided by law, be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately as a class, shall, unless otherwise provided by law, be entitled to elect the remaining directors of the Corporation. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, whether or not the holders of the Common Stock shall then have elected the remaining directors of the Corporation.

         (c) If and when all dividends in default on the shares of Preferred Stock then outstanding shall be paid or declared and set apart for payment, the Preferred Stock shall thereupon be divested of any special right with respect to the election of directors provided in subparagraph (b) of this paragraph 1, the voting power of the holders of shares of Preferred Stock and the holders of shares of Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provisions for vesting such special rights in the Preferred Stock in case of further like default or defaults in dividends thereon. Upon the termination of any such special right upon payment or setting apart for payment of all accumulated and defaulted dividends on such Preferred Stock, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock, as a class, pursuant to such special rights shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

         (d) In case of any vacancy in the office of a director occurring among the directors elected by the holders of Preferred Stock, as a class, pursuant to the foregoing provisions of subparagraph (b) of this paragraph 1, the remaining directors elected by the holders of Preferred Stock may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one may elect, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Likewise in case of any vacancy in the office of a director occurring among the directors elected by the holders of Common Stock pursuant to the foregoing provisions of subparagraph (b) of this paragraph 1, the remaining directors elected by the holders of the Common Stock may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one may elect, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

         (e) Whenever under the provisions of subparagraph (b) of this paragraph 1, the right shall have accrued to the holders of the Preferred Stock to elect directors, the Board of Directors shall within twenty (20) days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of Preferred Stock entitled to vote, call a special meeting of all stockholders to be held within sixty (60) days from the delivery of such request for the purpose of electing directors; provided, however that if the regular annual meeting of the Corporation shall be scheduled to be held under the Company's By-Laws, within ninety (90) days after such right shall have accrued to the holders of the Preferred Stock such special meeting may be held on the date so scheduled for such annual meeting. At all meetings of stockholders held for the purpose of electing directors during such times as the holders of shares of the Preferred Stock shall have the special right, voting separately as one class, to elect directors pursuant to subparagraph (b) of this paragraph 1, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of the Corporation or special meeting in lieu thereof.

         (f) Except when some mandatory provision of law shall be controlling and except as otherwise provided in subdivision
                 (2) of subparagraph (c) and in subparagraph (e) of paragraph 2 of this Division D, whenever shares of two or more series of the Preferred Stock are outstanding, no particular series of the Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Corporation by classes may now or hereafter be required.

2.       Restrictions on Certain Corporate Action.

         (a) So long as any shares of the Preferred Stock of any series are outstanding, the Corporation shall not (except as otherwise provided in subparagraph (e) of this paragraph 2), without the consent (given in writing or by vote at a meeting called for that purpose in accordance with the provisions of subparagraph
                 (d) of this paragraph 2) of the holders of a majority of the total number of shares of the Preferred Stock of all series then outstanding, increase the total authorized number of shares of Preferred Stock of all series.

         (b) So long as any shares of the Preferred Stock of any series are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose, in accordance with the provisions of subparagraph (d) of this paragraph 2) of the holders of a majority of the total number of shares of the Preferred Stock of all series present or represented by proxy at such meeting, at which meeting a quorum, as hereinafter provided, shall be present or represented by proxy:

                 (1) Incur, assume, or in any manner become liable in respect of any funded indebtedness if, immediately after giving effect thereto, the aggregate principal amount of all consolidated funded indebtedness of the Corporation and its subsidiaries (including the aggregate principal amount of such funded indebtedness, but excluding the aggregate principal amount of any funded indebtedness, being simultaneously retired) shall exceed sixty-five percent (65%) of consolidated total capitalization of the Corporation and its subsidiaries; or

                 (2) Permit any subsidiary to incur, assume, or in any manner become, or be liable in respect of, any funded indebtedness other than (i) funded indebtedness for which any subsidiary is liable as of January 1, 1975 and (ii) any other funded indebtedness if immediately after giving effect thereto the Corporation would be entitled to become liable in respect of at least One Dollar ($1.00) of additional funded indebtedness under clause (1) above; or

                 (3) Merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation shall have been ordered, exempted, approved, or permitted by a State or Federal regulatory authority having jurisdiction in the premises.

                          For the purpose hereof, the term "funded
                 indebtedness" of any corporation shall mean all indebtedness which by its terms matures more than one (1) year from the date of creation thereof, and any indebtedness maturing within one (1) year from such date which was renewable or extendable at the option of the obligor or to a date beyond one year from such date, including any indebtedness renewable or extendable (whether or not theretofore renewed or extended) under, or payable from the proceeds of other indebtedness which may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement; provided, however, that any indebtedness of a subsidiary for which the Corporation is contingently liable in the manner provided in clauses (2) or
                 (5) of the definition of indebtedness below shall be deemed to be funded indebtedness of the Corporation, whether or not such indebtedness is funded indebtedness of such subsidiary. The term "indebtedness" of any corporation shall mean and include
                 (1) all items which, in accordance with good accounting practice, would be included on the liability side of a balance sheet of such corporation as at the date as of which indebtedness is to be determined excluding capital stock, surplus, capital and earned surplus, surplus reserves which in effect were appropriations of surplus or offsets to asset values (other than all reserves in respect of obligations, the amount, applicability or validity of which is at such date being contested in good faith by such corporation) and deferred credits, (2) guarantees, endorsements, and other contingent obligation in respect of, or any obligations to purchase or otherwise acquire, indebtedness of other persons, or to advance or supply funds, (3) indebtedness secured by any mortgage, pledge, security interest, or lien existing on property owned subject to such mortgage, pledge, security interest, or lien whether or not the indebtedness secured thereby shall have been assumed, (4) all proper accruals for Federal and other taxes based on or measured by income or profits, and (5) all indebtedness guaranteed, directly or indirectly, in any manner by such corporation, or in effect guaranteed or supported, directly or indirectly, by such corporation through an agreement, contingent or otherwise, (a) to purchase the indebtedness, or (b) to purchase, sell, transport, or lease (as lessee or lessor) property or to purchase or sell services at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (c) to supply funds to or in any other manner invest in the debtor; provided, however, that such terms shall not mean and include any indebtedness in respect of which moneys sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such indebtedness may be duly called for redemption and payment) shall be deposited with a depositary, agency or trustee in trust for the payment thereof. The term "total capitalization," of any corporation shall mean the sum of the stated capital applicable to the outstanding capital stock of all classes of such corporation, the earned surplus and the capital and paid in surplus of such corporation, whether or not available for the payments of dividends, any premium on capital stock of such corporation and the aggregate principal amount of all outstanding funded indebtedness of such corporation, provided that if at time of computation of total capitalization of such corporation any capital stock of such corporation being concurrently issued or retired or any funded indebtedness is being concurrently incurred, assumed, or retired by such corporation, effect shall be given thereto. The terms "consolidated funded indebtedness" and "consolidated total capitalization" of the Corporation and its subsidiaries shall mean the funded indebtedness or total capitalization, as the case may be, of the Corporation and its subsidiaries, all consolidated in accordance with good accounting practice. The term "subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Corporation, or by one or more of its subsidiaries, or by the Corporation and one or more of its subsidiaries.

                          For the purposes of this subparagraph (b), the
                 presence in person or by proxy of the holders of a majority of the total number of shares of the Preferred Stock of all series then issued and outstanding shall be necessary to constitute a quorum; provided that, if such quorum shall not have been obtained at such meeting or at any adjournment thereof within seven (7) days from the date of such meeting as originally called, the presence in person or by proxy of the holders of one-third (1/3) of the total number of shares of the Preferred Stock of all series then issued and outstanding shall then be sufficient to constitute a quorum; and provided further that in the absence of a quorum, such meeting or any adjournment thereof may be adjourned by the Officer or Officers of the Corporation who shall have called the meeting from time to time (but at intervals of not less than seven (7) days unless all Stockholders present or represented by proxy shall agree to a shorter interval) without notice other than announcement at the meeting until a quorum as above provided shall be present or represented by proxy.

         (c) So long as any shares of the Preferred Stock of any series are outstanding, the Corporation shall not (except as otherwise provided in subparagraph (e) of this paragraph 2), without the consent (given in writing or by vote at a meeting called for that purpose in accordance with the provisions of subparagraph
                 (d) of this paragraph 2) of the holders of at least two-thirds (2/3) of the total number of shares of the Preferred Stock of all series then outstanding:

                 (1) Create or authorize any kind of stock (other than a series of the Preferred Stock) ranking prior to or on a parity with the Preferred Stock or create or authorize any obligation or security convertible into shares of stock of any such kind; or

                 (2) Amend, alter, change or repeal any of the express terms of the Preferred Stock, or of any series of the Preferred Stock then outstanding, in a manner prejudicial to the holders thereof; provided, however, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of shares of one or more, but not all of the series of the Preferred Stock at the time outstanding, such consent shall be required only from the holders of two-thirds (2/3) of the total number of outstanding shares of all series so affected; or

                 (3) Issue any additional shares of any series of the Preferred Stock, unless the net earnings of the Corporation applicable to the payment of dividends on shares of the Preferred Stock (after provision for depreciation and all taxes chargeable as operating expense) determined in accordance with sound accounting practice, for any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock shall be issued, shall, respectively, have been at least two and one half (2 1/2) times the dividend requirements for a twelve (12) month period upon the entire amount of the Preferred Stock to be outstanding immediately after the proposed issue of such additional shares of Preferred Stock; but excluding from the foregoing computation interest charges on all indebtedness which is to be retired through the issue of such additional shares of Preferred Stock. Where such additional shares are to be issued in connection with the acquisition of any property, the earnings of the property to be acquired may be included on a pro forma basis in the foregoing computation; or

                 (4) Issue any additional shares of any series of the Preferred Stock, unless the capital of the Corporation represented by its Common Stock together with its surplus as then stated on its books of account shall in the aggregate be at least equal to the involuntary liquidation value of the Preferred Stock to be outstanding immediately after the proposed issue of such additional shares of Preferred Stock.

         (d) Notice of any meeting of holders of shares of the Preferred Stock of the Corporation, authorized by the provisions of this paragraph 2, setting forth the purpose or purposes of such meeting, shall be mailed by the Corporation, not less than ten
                 (10) days prior to such meeting, to all holders of shares of the Preferred Stock (at their respective addresses appearing on the books of the Corporation) of record as of a date fixed by the Board of Directors of the Corporation, not exceeding forty (40) days in advance of such meeting, for the purpose of determining the stockholders entitled to notice of and to vote at such meeting, unless such notice shall have been waived, either before or after the holding of such meeting, by all stockholders entitled to notice thereof and to vote thereat. Except where some mandatory provision of law shall be controlling, no other, longer or additional notice need be given of any such meeting and all holders of shares of the Preferred Stock of the Corporation, by becoming such, hereby consent to the holding of any such meeting upon notice given as hereinbefore provided and thereby waive, to the full extent permitted by law, any right to require the giving of or to receive any such other, longer or additional notice.

         (e) Notwithstanding any other provisions of this Division D and unless otherwise provided below, no holder of shares of Preferred Stock of any particular series shall be entitled to vote or consent upon any proposed increase in the number of authorized shares of any existing class of stock or the creation of any new class of stock, if provision is made in the Certificate of Amendment of the Certificate of Incorporation providing therefor that none of the shares thereby authorized may be issued unless provision is made for the purchase, redemption or retirement of all of the outstanding shares of such series of Preferred Stock.

                          Fractional Scrip Certificates.  Non-dividend bearing
                 and non-voting scrip (exchangeable in round amounts for full shares) may be issued to represent fractional interests in shares of stock of the Corporation of any class. Such scrip shall be in such form, bearer or registered, in such denominations, expiring after such time, and containing such provisions for the sale, for the account of the holders of such scrip, of the full shares of stock for which such scrip is exchangeable and such other terms and provisions, as the Board of Directors may determine prior to the issue thereof.

                                     FIFTH

         The Corporation shall have perpetual existence.

                                     SIXTH

         The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever.

                                    SEVENTH

1. The business of the Corporation shall be managed by the Board of Directors, except as otherwise required by law. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two (2) or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

2. The number of Directors of the Corporation, which shall be not less than nine (9) nor more than thirty-one (31) persons, shall be fixed from time to time by the Board of Directors. Upon the adoption of this paragraph 2 of Article SEVENTH, the Directors shall be divided into three classes (A, B and C), as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of stockholders in December 1984; the initial term of office for members of Class B shall expire at the annual meeting of stockholders in December 1985; and the initial term of office for members of Class C shall expire at the annual meeting of stockholders in December 1986. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified. In the event of any increase in the number of Directors fixed by the Board of Directors, the additional Directors shall be so classified that all classes of Directors have as nearly equal numbers of Directors as may be possible. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally as nearly as may be possible. Notwithstanding the foregoing, the terms of this paragraph 2 of Article SEVENTH shall not apply to the extent inconsistent with the terms of subparagraphs (b) through (f) of paragraph 1 of Division D of Article FOURTH hereof and shall not adversely affect the rights of holders of Preferred Stock.

3. Subject to the rights of the holders of any series of Preferred or Preference Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by the sole remaining Director, or by the stockholders at their next annual meeting or at any special meeting of stockholders called for that purpose. Each Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he has been chosen to succeed or if none, until the expiration of the term of the class assigned to the additional directorship to which he has been elected, or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Subject to the rights of the holders of any series of Preferred or Preference Stock then outstanding, any Director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock.

4. The stockholders and Directors of the Corporation may hold their meetings and have an office or offices outside of the State of Delaware if the By-Laws so provide.

5. None of the Directors need be a stockholder of the Corporation or a resident of the State of Delaware.

6.       (Deleted)

7. The By-Laws or any By-Law may be adopted, amended, or repealed only by the affirmative vote of not less than a majority of the Directors then in office at any regular or special meeting, or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock, voting as a single class, at any annual meeting or any special meeting called for that purpose.

8. The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish such reserve in the manner in which it was created and to fix and determine and to vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

9. The stockholders and the Board of Directors shall have power to keep the books, documents and papers of the Corporation outside of the State of Delaware, except as otherwise required by the laws of the State of Delaware.

10. The Board of Directors from time to time shall determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholders shall have any right to inspect any account, book or documents of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

11. In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated in any way by the fact that any of the Directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorizing or confirming such contract or transaction there shall be present a quorum of Directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum, and no such interested Director shall vote on any such contract or transaction. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of a quorum of the stockholders of the Corporation having voting power at any annual meeting, or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary corporation without regard to the fact that he is also a Director of such subsidiary corporation.

                 No contract or agreement between the Corporation and any other corporation or party which owns a majority of the capital stock of the Corporation or any subsidiary of any such other corporation shall be made or entered into without the affirmative vote of a majority of the whole Board of Directors at a regular meeting of the Board.

12. Notwithstanding anything to the contrary in the foregoing paragraph 11, in the case of contracts, transactions and acts of the Corporation, of the Board of Directors or of committees thereof that require stockholder approval under any provision of this Certificate or of applicable law by a higher proportion of the voting power of the outstanding voting stock than a majority of a quorum of the stockholders, ratification by the stockholders of such contracts, transactions and acts shall require the affirmative vote of such higher proportion of such voting power, and any contract, transaction, act or agreement referred to in such paragraph 11 shall be subject to any such applicable provisions of the Certificate or of applicable law.

13. All salaries and compensation paid by the Corporation to its Directors and executive officers shall be fixed from time to time by the Board of Directors at a regular meeting of the Board to be held as provided by the By-Laws, and any payment of any character to any Director or executive officer of the Corporation or any contract made with such Director or executive officer must be approved by a majority of the whole Board of Directors at a regular meeting of the Board, before such payment is made or contract executed.

14. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock shall be required to amend, repeal, or adopt any provision inconsistent with paragraphs 2, 3, 7 or 12 of this Article SEVENTH or this paragraph 14.

15. No director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except, for liability (i) for breach of the director's duty of loyalty to the Corporation or its shareholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant
         to Section 174 of the Delaware General Corporation Law, or       (iv)
         for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph 15 shall not adversely affect any right to protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all stock of the Corporation, voting together as a single class, shall be required to amend, repeal, or adopt any provisions inconsistent with the provisions herewith.

                                     EIGHTH

         Whenever compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                     NINTH

         No holder of stock of the Corporation of any class shall have any preferential, preemptive or other right to subscribe for or to purchase from the Corporation any stock of the Corporation of any class whether or not now authorized, or to purchase any bonds, certificates of indebtedness, debentures, notes, obligations or other securities which the Corporation may at any time issue, whether or not the same shall be convertible into stock of the Corporation of any class or shall entitle the owner or holder to purchase stock of the Corporation of any class.

                                     TENTH

1. Higher Vote for Certain Business Combinations. In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Certificate, and except as otherwise expressly provided in paragraph 2 of this Article TENTH, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock of the Corporation, voting together as a single class.

2. When Higher Vote Is Not Required. The provisions of paragraph 1 of this Article TENTH shall not be applicable to a particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate or the By-laws of the Corporation, if all of the conditions specified in any one of the following subparagraphs (a),
         (b) or (c) are met:

         (a) Approval by Directors. The Business Combination has been approved by a vote of a majority of all the Continuing Directors (as hereinafter defined); or

         (b) Combination with Subsidiary. The Business Combination is solely between the Corporation and a subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in paragraph 3(b)(5) of this Article TENTH; or

         (c) Price and Procedural Conditions. All of the following conditions have been met:

                 (1) The aggregate amount of (x) cash and (y) fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common, Preferred or Preference Stock in such Business Combination by holders thereof shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Related Person for any shares of such class or series of stock acquired by it; provided, that if the highest preferential amount per share of a series of Preferred or Preference Stock to which the holders thereof would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event) is greater than such aggregate amount, holders of such series of Preferred or Preference Stock shall receive an amount for each such share at least equal to the highest preferential amount applicable to such series of Preferred or Preference Stock.

                 (2) The consideration to be received by holders of a particular class or series of outstanding Common, Preferred or Preference Stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

                 (3) No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.

                 (4) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions).

3.       Certain Definitions.  For purposes of this Article TENTH:

         (a) A "person" shall mean any individual, firm, corporation or other entity, or a group of "persons" acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

         (b) The term "Business Combination" shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by, a Related Person:

                 (1) The merger or consolidation of the Corporation or any subsidiary of the Corporation; or

                 (2) The sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of Five Million Dollars ($5,000,000) or more; or

                 (3) The issuance or transfer by the Corporation or any subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or that subsidiary having an aggregate fair market value of Five Million Dollars ($5,000,000) or more; or

                 (4) The adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or

                 (5) The reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

                 (6) Any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

         (c) The term "Related Person" shall mean any person (other than the Corporation, a subsidiary of the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1, 1984) of more than ten percent (10%) of the outstanding capital stock of the Corporation entitled to vote for the election of directors, and any Affiliate or Associate of any such person.

         (d) The term "Continuing Director" shall mean any member of the Board of Directors who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

         (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

         (f) The term "Extraordinary Event" shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of all Continuing
                 Directors:

                 (1) Any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred or Preference Stock; or

                 (2) Any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or

                 (3) Any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

                 (4) The receipt by the Related Person, after such Related Person has become a Related Person, of a direct or indirect benefit (except proportionately as a shareholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

         (g) A majority of all Continuing Directors shall have the power to make all determinations with respect to this Article TENTH, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such directors shall be conclusive and binding.





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


4. No Effect on Fiduciary Obligations of Related Persons. Nothing contained in this Article TENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

5. Amendment, Repeal, etc. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this Article TENTH.

                                    ELEVENTH

1. Unless otherwise specifically provided in this Certificate, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a vote of the stockholders at a duly called annual meeting or special meeting called for that purpose and may not be effected by any consent in writing of such stockholders.

2. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock, voting as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article ELEVENTH.

         IN WITNESS WHEREOF, said ONEOK Inc. has caused this Certificate to be signed by J. D. Scott its Chairman of the Board of Directors and President, and attested by Lavon W. Neal, its Secretary, this 10th day of November, 1992.




                                           J. D. SCOTT
                                           Chairman of the Board and President


ATTEST:



_______________________
Lavon W. Neal
Secretary of ONEOK Inc.


SEAL





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



STATE OF OKLAHOMA    )
                     )     ss.
COUNTY OF TULSA      )


         Before me, the undersigned, a Notary Public in and for said County and State, on this 10th day of November, 1992, personally appeared J. D. Scott, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its Chairman of the Board of Directors and President, and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth, and that the facts therein stated are true.

         Given under my hand and seal the day and year noted above.



                                             ________________________________
                                             Notary Public

My Commission Expires:



______________________

(NOTARIAL SEAL)





Latest Revision Date:
October 13, 1994





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